Exhibit 10.2

2009 BONUS CRITERIA FOR MAXXAM CHIEF EXECUTIVE OFFICER
UNDER THE MAXXAM 1994 EXECUTIVE BONUS PLAN

The Section 162(m) Compensation Committee (the “Committee”) of the Board of Directors of MAXXAM Inc. (the “Company”) has on the 31st day of March 2009 established the following specific targets, criteria, and bonus opportunities for Charles E. Hurwitz (“CEH”), Chairman of the Board and Chief Executive Officer of the Company, relating to the 2009 fiscal year (set forth in Part I), under Sections 3 and 4 of the MAXXAM Executive Bonus Plan (amended and restated 2008), as amended by an Amendment thereto dated March 31, 2009 (the “Plan”).  Part II sets forth bonus opportunities relating to the 2010 fiscal year.  It is anticipated that additional criteria will be established relating to the 2010 fiscal year at a later date.  All terms not defined herein shall have the meanings assigned to them in the Plan.  As used herein, the term “earn” shall be subject to the Committee’s absolute discretion, under Section 4.1 of the Plan, to reduce the actual bonus payable hereunder as the result of any of the criteria being achieved.  As used herein, the term “base salary” shall mean CEH’s 2009 base salary from the Company of $835,000.

PART I:  BONUS CRITERIA RELATING TO THE 2009 FISCAL YEAR

A.	Improved 2009 Consolidated Financial Results

CEH will earn a bonus equal to 1% of base salary for each full $1.0 million in improvement (representing a decrease in net loss or an increase in net income) in 2009 Consolidated Financial Results as compared to the 2008 Consolidated Financial Results, not to exceed $1,500,000.  2009 Consolidated Financial Results for this purpose shall be deemed to be the amount of net income (or loss) shown in the Company’s earnings release with respect to its 2009 results (excluding amounts related to the Company’s net investment in The Pacific Lumber Company (“Palco”) and the related tax effects).  2008 Consolidated Financial Results for this purpose shall be deemed to be the amount of net loss shown in the Company’s audited financial statements as of December 31, 2008 as same are published in the Company’s Annual Report on Form 10-K for 2008  (excluding (i) amounts related to the Company’s net investment in Palco and the related tax effects, (ii) the $10 million gain by the Company in December 2008 from the FDIC sanctions motion, and (iii) the December 2008 insurance recoveries by Sam Houston Race Park, Ltd. (SHRP”) in respect of Hurricane Ike).

B.             Business Development Projects

CEH will earn a bonus for 2009 services, not to exceed an aggregate of 100% of base salary, based on the following criteria:  33⅓% of base salary for any of the business development projects described below.  It is believed and intended that all of the items described below are substantially uncertain on the date hereof.  Completion of each of the items described below shall be deemed to constitute a separate business development project so that 33⅓% of base salary shall be earned as a bonus for each such project completed, subject to the overall limitation of 100% of base salary for all criteria under this section.

(1)
The undertaking by Palmas del Mar Properties, Inc. and/or an affiliate thereof (“Palmas”) of a new business opportunity wherein a written commitment is made to invest $5 million or more (in cash or property) in connection with tourism operations in Puerto Rico.  For purposes of this Plan criterion, the undertaking of a condominium or other land development project in conjunction with a hotel project shall be considered separate undertakings resulting in separate business development projects.  Satisfaction of this Plan criterion shall be deemed to have occurred upon the approval or ratification of such undertaking by the applicable Board of Directors or comparable governing body (“Board”) and the execution by all parties to such undertaking of a binding written agreement in respect thereto.

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2009 CEH Section 162(m)
Bonus Criteria

(2)
The undertaking by the Company and/or an affiliate thereof of a new business opportunity wherein a written commitment is made to invest $5 million or more (in cash or property) in connection with a new real estate operation or development.  Satisfaction of this Plan criterion shall be deemed to have occurred upon the approval or ratification of such undertaking by the applicable Board and the execution by all parties to such undertaking of a binding written agreement in respect thereto.

(3)
The undertaking by SHRP  and/or an affiliate thereof of a new business opportunity wherein a written commitment is made to invest $2.5 million or more (in cash or property) in connection with racing, gaming or other entertainment operations of SHRP, or any related joint venture or other arrangement.  Satisfaction of this Plan criterion shall be deemed to have occurred upon the approval or ratification of such undertaking by the applicable Board and the execution by all parties to such undertaking of a binding written agreement in respect thereto.

(4)
The approval by the Texas Legislature of significant gaming legislation.  The term “significant gaming legislation” means initial enabling legislation for any or all of the following: (a) off-track betting on horse and/or dog racing which may be conducted in at least 20 locations in Texas, (b) poker, card or other games of skill or chance at any racing facilities owned by the Company or a subsidiary thereof, (c) video lottery, slot machines or similar gaming devices at or in respect of any racing facilities or licenses owned by the Company or a subsidiary thereof, or (d) casino gaming (full or partial scale) at any racing facilities owned by the Company or a subsidiary thereof.

(5)
The receipt, directly, or indirectly through a joint venture or other arrangement, by the Company or one of its subsidiaries of a permit, license or similar approval to conduct gaming as allowed under any significant gaming legislation approved by the Texas Legislature, but which does not apply to any racing facilities owned by the Company.

C.             Extraordinary Transactions

CEH will earn a bonus of 75% of base salary for completion in 2009 of an Extraordinary Transaction as such is defined in Section 1.8 of the Plan; provided that any other items specifically listed under Section B. as a Business Development Project for 2009 shall not also be considered an Extraordinary Transaction under this item.  The maximum bonus that can be earned under this provision is 225% of base salary.  An Extraordinary Transaction shall be deemed to have occurred upon the approval or ratification of such transaction(s) by the applicable Board and the execution by all parties to such transaction(s) of a binding written agreement in respect thereto.  The term “Extraordinary  Transaction” shall exclude any disposition of any interest(s) of the Company in its forest products operations.

D.             Improved 2009 Earnings per Share

CEH will earn a bonus equal to 1% of base salary for each full $0.15 (fifteen cents) improvement (representing a decrease in net loss per share or an increase in net income per share) in the Company’s 2009 Earnings per Share as compared to the Company’s 2008 Earnings per Share, not to exceed $1,000,000.  2009 Earnings per Share for this purpose shall be deemed to be the earnings (or loss) per common and common equivalent share of the Company as shown in the Company’s earnings release with respect to its 2009 results (excluding amounts related to the Company’s net investment in The Pacific Lumber Company (“Palco”) and the related tax effects).   2008 Earnings per Share for this purpose shall be deemed to be the earnings (or loss) per common and common equivalent share of the Company as shown in the Company’s audited financial statements as of December 31, 2008 as same are published in the Company’s Annual Report on Form 10-K for 2008 (excluding (i) amounts related to the Company’s net investment in Palco and the related tax effects, (ii) the $10 million gain by the Company in December 2008 from the FDIC sanctions motion, and (iii) the December 2008 insurance recoveries by SHRP in respect of Hurricane Ike).

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2009 CEH Section 162(m)
Bonus Criteria

E.             Improved Consolidated Liquidity Position

CEH will earn a bonus equal to 1% of base salary for each full $1.0 million improvement in the Company’s consolidated liquidity position for the year ended December 31, 2009 as compared to the Company’s consolidated liquidity position for the year ended December 31, 2008, not to exceed $1,000,000.  Such improvement, if any, in the Company’s consolidated liquidity position shall be equal to the sum of (i) the increase (decrease) in the Company’s consolidated cash and cash equivalents for the year ended December 31, 2009 as compared to the year ended December 31, 2008, and (ii) the increase (decrease) in available borrowing capacity under the credit facilities of the Company and its consolidated subsidiaries (“consolidated borrowing capacity”) as of December 31, 2009 as compared to consolidated borrowing capacity as of December 31, 2008.

F.             Achievement of Divisional/Subsidiary Business Plans

CEH will earn a bonus equal to 33⅓% of base salary for achievement of the 2009 business plan with respect to each of (i) the Company’s real estate operations, (ii) SHRP’s operations, or (iii) the Company’s corporate operations.  The maximum bonus under this subsection shall be equal to 100% of base salary.  The 2009 business plan for this purpose shall be the 2009 business plan as approved by the Company’s Board or the Board of the applicable entities within the business unit.  Achievement of the business plan for the respective business unit shall be deemed to occur if the actual 2009 before-tax net income or loss computed in accordance with generally accepted accounting principles in the United States for the unit is equal to or better than (i.e., a higher net income or lower net loss) the before-tax net income or loss as provided for in the applicable business plan.

PART II: BONUS CRITERIA RELATING TO THE 2010 FISCAL YEAR

A.
In the event that any of the criteria set forth above under Sections B and C of Part I are satisfied subsequent to December 31, 2009 and prior to establishment of the 2010 bonus criteria, the corresponding bonus shall be earned by CEH using his 2010 base salary.

[Signature page follows]

2009 CEH 162(m) Bonus Criteria final BLB.DOC

2009 CEH Section 162(m)
Bonus Criteria

In witness whereof, the undersigned have affixed their signatures hereto as of the date shown below.

Dated: March 31, 2009	MAXXAM INC. SECTION 162(m)
COMPENSATION COMMITTEE

/s/ Robert J. Cruikshank
Robert J. Cruikshank, Chairman

/s/ Stanley D. Rosenberg
Stanley D. Rosenberg

/s/ Michael J. Rosenthal
Michael J. Rosenthal

2009 CEH 162(m) Bonus Criteria final BLB.DOC